EXHIBIT 99.1

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ONE RING NETWORKS, INC.

December 31, 2007 and 2006

ONE RING NETWORKS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
One Ring Networks, Inc.

We have audited the accompanying balance sheets of One Ring Networks, Inc. (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Pubic Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control financial over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Ring Networks, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has experienced recurring losses, has generated recurring negative cash flows from operations and has liabilities significantly in excess of assets at December 31, 2007.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan with regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBA GROUP LLP

KBA Group LLP
Dallas, Texas
June 23, 2008

ONE RING NETWORKS, INC.

BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2008	2007	2006
	(unaudited)
Current assets
Cash and cash equivalents	$	$80,191	$111,023
Accounts receivable, net of allowance for doubtful accounts of $71,246, $59,332 and $68,470, respectively	172,626	84,440	103,962
Prepaid expenses and other current assets	35,200	49,442	8,667

Total current assets	233,221	214,073	223,652

Property and equipment, net	853,139	966,862	771,245
Deposits	67,306	35,252	-

Total assets	$1,153,666	$1,216,187	$994,897

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$243,694	$200,439	$155,131
Accrued liabilities	36,411	139,863	109,414
Deferred revenue	34,000	103,167	61,276
Amount due to Rapid Link	130,000	-	-
Note payable due to related party	-	90,000	90,000
Convertible debt due to related parties	-	1,000,140	650,140
Current portion of notes payable	9,578	9,054	6,079
Current portion of capital lease obligations	298,640	358,445	124,171

Total current liabilities	752,323	1,901,108	1,196,211

Notes payable, net of current portion	24,450	27,216	17,686
Capital lease obligations, net of current portion	81,125	111,643	75,644

Total liabilities	857,898	2,039,967	1,289,541

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock – par value $.01 per share; 30,000,000, 10,000,000 and 10,000,000 shares authorized, respectively; 12,236,214, 7,862,457 and 7,354,631 shares issued and outstanding, respectively	122,326	78,625	73,546
Additional paid-in capital	3,540,952	2,055,869	1,271,905
Accumulated deficit	(3,367,510)	(2,958,274)	(1,640,095)

Total stockholders’ equity (deficit)	295,768	(823,780)	(294,644)

Total liabilities and stockholders’ equity (deficit)	$1,153,666	$1,216,187	$994,897

The accompanying notes are an integral part of these financial statements

ONE RING NETWORKS, INC.

STATEMENTS OF OPERATONS

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)	(unaudited)

Revenues	$325,092	$302,280	$1,082,960	$778,213

Cost and expenses
Cost of services	252,010	298,681	674,486	582,425
Sales and marketing expenses	24,387	15,006	53,903	17,497
General and administrative expenses	295,303	229,694	1,197,323	1,119,607
Depreciation and amortization	179,017	56,124	397,963	116,926

Total costs and expenses	750,717	599,505	2,323,675	1,836,455

Operating loss	(425,625)	(297,225)	(1,240,715)	(1,058,242)

Other income (expense)
Interest expense	(4,384)	(959)	(42,740)	(22,679)
Related party interest expense	(12,005)	(4,475)	(48,587)	(17,944)
Interest income	-	-	13,863	3,942

Net loss	$(409,236)	$(291,791)	$(1,318,179)	$(1,094,384)

The accompanying notes are an integral part of these financial statements

ONE RING NETWORKS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2005	6,404,410	$64,044	$718,418	$(545,711)	$236,751

Issuance of common stock for cash	950,221	9,502	553,487	-	562,989

Net loss	-	-	-	(1,094,384)	(1,094,384)

Balance at December 31, 2006	7,354,631	73,546	1,271,905	(1,640,095)	(294,644)

Issuance of common stock for cash	84,467	845	27,719	-	28,564

Issuance of common stock for services	350,000	3,500	119,000	-	122,500

Issuance of common stock for conversion of debt due to related parties	1,857,143	18,571	631,429	-	650,000

Repurchase and cancellation of common stock	(1,783,784)	(17,838)	5,816	-	(12,021)

Net loss	-	-	-	(1,318,179)	(1,318,179)

Balance at December 31, 2007	7,862,457	$78,625	$2,055,869	$(2,958,274)	$(823,780)

The accompanying notes are an integral part of these financial statements

ONE RING NETWORKS, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(409,236)	$(291,791)	$(1,318,179)	$(1,094,384)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	179,017	56,124	397,963	116,926
Provision for doubtful accounts	-	24,000	123,912	68,470
Stock-based compensation	-	-	122,500	-
Changes in assets and liabilities:
Accounts receivable	(88,186)	(48,600)	(104,390)	(127,217)
Prepaid expenses and other current assets	14,242	(2,485)	(40,775)	(2,453)
Deposits	(32,054)	-	(35,252)	-
Accounts payable	43,255	50,329	(45,308)	(92,577)
Accrued liabilities	(28,452)	(2,511)	30,449	81,987
Deferred revenue	69,167	9,175	41,891	31,619

Net cash used in operating activities	(390,581)	(205,759)	(736,573)	(1,012,723)

Cash flows from investing activities Purchases of property and equipment	(65,294)	-	(15,269)	(343,677)

Cash flows from financing activities
Proceeds from issuance of common stock	268,601	18,564	28,564	562,989
Repurchase of common stock	-	-	(12,021)	-
Proceeds from convertible debt due to related parties	95,043	257,000	1,025,000	650,000
Payments on capital lease obligations	(90,323)	(31,923)	(289,453)	(52,993)
Payments on notes payable	(2,242)	(1,455)	(6,080)	(5,334)
Payments on convertible debt due to related parties	-	-	(25,000)	(10,000)
Advances from Rapid Link	130,000	-	-	-

Net cash provided by financing activities	401,079	242,186	721,010	1,144,662

Net increase (decrease) in cash and cash equivalents	(54,796)	36,427	(30,382)	(211,738)

Cash and cash equivalents at beginning of period	80,191	111,023	111,023	322,761

Cash and cash equivalents at end of period	$25,395	$147,450	$80,191	$111,023

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$5,434	$26,470	$11,496

Supplemental schedule of non-cash investing and financing activities
Property and equipment acquired with capital leases	$-	$-	$559,726	$134,670

The accompanying notes are an integral part of these financial statements

ONE RING NETWORKS, INC.

STATEMENTS OF CASH FLOWS

Property and equipment acquired with notes payable	$-	$-	$18,585	$29,099
Issuance of common stock in exchange for conversion of convertible debt due to related parties	$1,260,183	$-	$650,000	$-

The accompanying notes are an integral part of these financial statements

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Company

One Ring Networks, Inc. (the “Company”) was founded in September 1999 as a Georgia S corporation.  The Company provides a variety of data access and telecommunications services to small to medium-sized businesses located throughout the United States primarily for the high-speed transmission of voice and data traffic and other communications services.  The Company is located in Atlanta, Georgia.

Going Concern

During the years ended December 31, 2007 and 2006, the Company incurred net losses of $1,318,179 and $1,094,384, respectively.  Additionally, at December 31, 2007 the Company’s current liabilities of $1,901,108 significantly exceed current assets of $214,073.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10, in March of 2008, 100% of the stock of the Company was sold to Rapid Link Incorporated (“Rapid Link”). Management believes that cash from the consolidated operations of Rapid Link and additional committed funding from lenders will be sufficient to fund operations for at least the next twelve months.  Funding needs of Rapid Link have historically been provided by operations and proceeds from debt and equity funding.  However, there can be no assurance that such funds will be available in the future.

Unaudited Interim Information

The interim financial statements of the Company included in these audited financial statements are unaudited and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary for a fair presentation of the financial position and operating results for the three month periods ended March 31, 2008 and 2007 have been included.  Operating results for the three month period ended March 31, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2008.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and results of operations.  These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future.  Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. The Company believes the reported carrying amounts of its cash and cash equivalents, accounts receivable, and accounts payable approximates fair value, based upon the short-term nature of those instruments. The Company believes that the carrying value of its notes payable approximates the fair value based on the terms and conditions the Company believes could be attained from other lenders.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable represent amounts due from customers and are stated at the amount the Company expects to collect.  The Company generally does not require collateral from its customers.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Management considers the following factors when determining the probability of collecting specific customer accounts:  customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms.  If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Equipment under capital leases is recorded at the present value of future minimum lease payments.  Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years.  Property and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the remaining term of the respective lease.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.  The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators.  Conditions that would necessitate an impairment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.  For long-lived assets to be held and used, the Company recognizes an impairment loss only if an impairment is indicated by its carrying value not being recoverable through undiscounted cash flows.  The impairment loss is the difference between the carrying amount and the fair value of the asset estimated using discounted cash flows.

Revenue Recognition

The Company provides wireless network services under contractual agreements with its customers.  The contractual agreements generally include multiple-element arrangements for the provision of wireless communication services and for the installation and activation of necessary equipment.  The Company has determined that its multiple-element arrangements that qualify as separate units of accounting are: (1) services and (2) installation and activation. In accordance with Emerging Issues Taskforce (“EITF”) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, the Company allocates consideration to each unit of accounting based on relative fair values.  Revenue from services is generally recognized monthly as the service is rendered.  Revenue related to installation and activation charges is recognized ratably over the expected life of the customer relationship.  The Company also generates revenues from the sale of equipment which is recognized at the time of shipment to the customer.  Reserves for estimated credits and allowances are recorded in the same period as the related revenues.  The Company records any payments received in advance of earning revenue as deferred revenue until all revenue recognition criteria have been met.

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for equity instruments issued to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25.

Effective January 1, 2006, the Company accounts for equity instruments issued to employees in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”).  Under SFAS 123R, the fair value of stock options at the date of grant is recognized in earnings over the vesting period of the options.  The Company adopted the new standard using the prospective method.  Under the prospective method, the Company will continue to account for non-vested awards outstanding at the date of adoption of SFAS 123R in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes.  All awards granted, modified or settled after the date of adoption will be accounted for using the measurement, recognition and attribution provisions of SFAS 123R. There were no stock options granted during the years ended December 31, 2007 and 2006.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123R and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Sales and Marketing Expenses

Sales and marketing expense consist primarily of agent commissions and are expensed in the period incurred.

Income Taxes

The Company has elected to be an “S” corporation for federal tax purposes.  Accordingly, the Company is generally not subject to federal income taxes.  Taxable income or loss is included in the federal tax returns of the Company’s stockholders based on their respective ownership interests.  The Company is subject to various state income taxes.  Current and deferred state taxes are not significant to the Company’s financial statements.

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006 consists of the following:

	2007	2006

Network equipment	$1,380,639	$808,498
Office and computer equipment	84,233	84,233
Furniture and fixtures	13,874	11,020
Vehicles	44,184	25,599
	1,522,930	929,350
Less accumulated depreciation and amortization	(556,068)	(158,105)
	$966,862	$771,245

Property and equipment includes equipment under capital leases with costs of $822,868 and $263,142 at December 31, 2007 and 2006, respectively.  Accumulated depreciation associated with equipment under capital leases was $360,164 and $63,864 at December 31, 2007 and 2006, respectively.

Depreciation and amortization of property and equipment for the years ended December 31, 2007 and 2006 was $379,963 and $116,926, respectively, which includes depreciation associated with equipment under capital leases of $296,300 and $56,727, respectively.

NOTE 3.  CONVERTIBLE DEBT AND NOTES PAYABLE

Note payable due to related party

The Company has an unsecured promissory note (“Note Payable”) to a warrant holder of the Company in an original amount of $100,000.  The Note Payable bears interest at 10% per annum and requires monthly principal payments of $1,515 plus interest and matures in November 1010.  The Company is in default under the terms of the Note Payable as required payments have not been made.  Accordingly, the outstanding balance of the Note Payable of $90,000 at December 31, 2007 and 2006, is included in current liabilities in the accompanying balance sheets.  As further discussed in Note 10, the Note Payable and related accrued interest was converted to common stock in February 2008.

Convertible debt due to related parties

The Company has unsecured convertible notes (“Convertible Debt”) due to two shareholders of the Company.  The Convertible Debt bears interest at 8% per annum, has no stated maturity date and is convertible into common stock at $.35 per share.  The balance outstanding under the Convertible Debt at December 31, 2007 and 2006 is $1,000,140 and $650,140, respectively.  As further discussed in Note 10, all Convertible Debt and related accrued interest was converted to common stock in February 2008.

Notes payable for vehicles

The Company has two secured promissory notes (“Vehicle Notes”) for the financing of vehicles, one entered into during fiscal 2006 in the original amount of $29,099, which bears no interest and one entered into during fiscal 2007 in the original amount of $18,585 which bears interest at 7% per annum.  The Vehicle Notes require monthly payments ranging from $485 to $853 through November 2012.  The Vehicle Notes are secured by the underlying vehicles.  Balances outstanding under the Vehicle Notes at December 31, 2007 and 2006 totaled $36,270 and $23,765, respectively.

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.  CONVERTIBLE DEBT AND NOTES PAYABLE (Continued)

Convertible debt and notes payable consists of the following as of December 31:

	2007	2006

Note Payable	$90,000	$90,000
Convertible Debt	1,000,140	650,140
Vehicle Notes	36,270	23,765
	1,126,410	763,905
Less current portion	(1,099,194)	(746,219)
	$27,216	$17,686

Future principal maturities of the Convertible Debt, Notes Payable and Vehicle Notes are as follows:

Year ending December 31:

2008	1,099,194
2009	9,289
2010	9,540
2011	4,960
2012	3,427
Total minimum future principal payments	$1,126,410

Included in interest expense for the years ended December 31, 2007 and 2006 is $48,587 and $17,944, respectively, incurred to related parties.  Accrued interest due to related parties totaled $66,531 and $17,944 at December 31, 2007 and 2006, respectively.

NOTE 4.  LEASE COMMITMENTS

Capital and Operating Leases

The Company has obligations under capital leases for certain equipment and under a non-cancelable operating lease for its operating facility which expires in March 2013.  The Company’s operating lease contains an escalation clause which provides for cost of living adjustments each year.  Rental expense under the operating lease was approximately $79,000 and $68,000 for the years ended December 31, 2007 and 2006, respectively.  A summary of the future minimum lease payments is as follows:
	Capital Leases	Operating Leases

2008	$369,751	$41,718
2009	122,949	42,973
2010	-	44,268
2011	-	45,604
2012	-	46,981
Thereafter	-	11,832
Total payments due	492,700	$223,376
Less amount representing interest	(22,612)
Present value of minimum lease payments	470,088
Less current portion capital lease obligations	(358,445)
Capital lease obligations, net of current portion	$111,643

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.  LEASE COMMITMENTS (Continued)

Facilities Leases

The Company has obligations under various Facilities License Agreements (“Facilities Leases”) to commercial property owners related to communications and information technology equipment which is used in the Company’s wireless network services and owned by the Company housed within or atop the commercial property.  The Facilities Leases generally have terms of one to three years, require monthly payments between $150 and $5,000 and are renewed regularly.  A portion of the Company’s Facilities Leases contain escalation clause which provide for cost of living adjustments each year.  Total expense under these Facilities Leases was approximately $198,000 and $100,000 for the years ended December 31, 2007 and 2006, respectively, and is included within cost of services in the accompanying statements of operations.

NOTE 5.  LEGAL CONTINGENCIES

Effective February 19, 2008, the Company entered into a release and settlement agreement in connection with certain outstanding litigation whereby the Company was obligated to pay $21,000.  This litigation was originated during the year ended December 31, 2007.  The settlement amount of $21,000 has been recorded as accrued legal settlement at December 31, 2007 and is included general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2007.  The settlement amount was paid in full during February 2008.

The Company is subject to various legal proceedings and claims arising in the ordinary course of business.  The Company believes there is no proceeding against it, either threatened or pending, that will result in a material adverse effect on its results of operations or financial condition.  However, there can be no assurance such legal proceedings and claims will not have a material impact.

NOTE 6.  EMPLOYEE BENEFIT PLAN

During the year ended December 31, 2007, the Company began offering a 401(k) retirement plan (“the Plan”) to its employees who are at least 18 years of age and have completed 90 days of service with the Company.  The Company makes matching contributions equal to 50% of employee contributions up to a maximum of 6% of annual compensation.  During the year ended December 31, 2007, the Company contributed approximately $1,700 to the Plan.

NOTE 7.  EQUITY

During 2005, the Company granted warrants to purchase 352,940 shares of the Company’s stock in exchange for services rendered.  The warrants have an exercise price of $0.0375 per share with no stated expiration date.  The warrants were fully vested upon grant during 2005 and remain outstanding at December 31, 2007.  These warrants were replaced with warrants for Rapid Link common stock in connection with the Purchase Agreement discussed in Note 10.

During the year ended December 31, 2007, the Company issued 350,000 shares of common stock to employees for services rendered.  These shares were valued at $122,500, the fair value of the Company’s stock on the date of issuance.

ONE RING NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.  CONCENTRATIONS AND CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable.  The Company sells its products primarily to customers geographically dispersed throughout the United States.  No single customer accounted for more than 10% of the Company’s revenues for the periods ended March 31, 2008 and 2007 or the years ended December 31, 2007 or 2006.  The Company extends credit to its customers without collateral.  The Company from time to time will require prepayment from customers. Management has evaluated accounts receivable at December 31, 2007 and 2006 and has provided an allowance for the estimated uncollectible accounts.  In the event of complete non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount on the balance sheets.

The Company maintains funds in bank accounts which, from time to time, exceed federally insured limits.  To minimize risk, the Company places its cash with high credit quality institutions.

NOTE 9.  ADVANCES FROM RAPID LINK

During February and March 2008, the Company received working capital advances from Rapid Link totaling $130,000.

NOTE 10.  SUBSEQUENT EVENTS

In February 2008, the Company sold 767,432 shares of common stock to six individuals, four of which were existing shareholders, for total cash consideration of $268,601.

In March 2008, the Company amended its articles of incorporation to increase its authorized shares of common stock from 10,000,000 to 30,000,000.

In March 2008, the Company issued 3,606,325 shares of common stock in exchange for the conversion of all outstanding notes payable due to related parties and related accrued interest totaling $1,260,183.

On March 28, 2008, the Company finalized a Purchase Agreement (the “Agreement”) to sell all of its issued and outstanding shares of common stock to Rapid Link, a public telecommunications entity.  Under the terms of the Agreement, the Company will receive initial consideration from Rapid Link 3,885,448 shares of Rapid Link of common stock and 114,552 warrants for Rapid Link common stock, together valued at $319,393.  Additional consideration will be issuable upon achievement of certain performance thresholds, as defined in the Agreement.